UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Tii Network Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tii NETWORK TECHNOLOGIES, INC.
141 Rodeo Drive
Edgewood, New York 11717
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2012
__________________
To our Stockholders:

The 2012 Annual Meeting of Stockholders of Tii Network Technologies, Inc., a Delaware corporation, will be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York, on Tuesday, May 15, 2012 at 10:00 a.m., New York time, at which the following matters are to be presented for consideration:

1.	The election of two Class III directors to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	A proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

3.	The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

The close of business on April 6, 2012 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

                         By Order of the Board of Directors,

                         Stacey L. Moran,
                                Secretary
April 18, 2012

 Important Notice Regarding Availability of Proxy Materials
For the Annual Meeting of Stockholders to be Held on May 15, 2012.

The proxy statement and annual report to stockholders
are available at www.edocumentview.com/TIII.

YOUR VOTE IS IMPORTANT
Whether or not you expect to attend the meeting, we urge you to promptly vote your shares.  Stockholders of record may do so by completing, signing, dating and returning  the enclosed proxy card in the enclosed postage prepaid envelope, which requires no postage if mailed in the United States.  Alternatively, stockholders of record may vote by telephone or the Internet in accordance with the instructions on the enclosed proxy card.  Have your proxy card in front of you when voting by telephone or the Internet as it contains important information that is required to access the system.  If you attend the meeting, you may vote your shares in person, which will revoke any previously provided proxy.  If you hold shares in “street name” through an institution, you may vote your shares by any method specified on the voting instruction form provided by, or on behalf of, the institution.

TABLE OF CONTENTS

Page

ABOUT THE MEETING	1
SECURITY HOLDINGS OF CERTAIN STOCKHOLDERS, MANAGEMENT AND NOMINEES	5
PROPOSAL 1: ELECTION OF DIRECTORS	7
Background of Nominees for Class III Directors	7
Background of Directors Whose Terms of Office Continue After the Meeting	8
Directors’ Independence	9
Meetings of the Board of Directors	9
Attendance at Stockholders Meetings	9
Board Leadership Structure	9
Board Role in Risk Oversight	10
Committees of the Board	10
Director Nomination Process	12
Stockholder Communications with Directors	13
Codes of Business Conduct and Ethics	13
Audit Committee Report	13
Executive Officers	14
Required Vote	14
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Change in Our Independent Registered Public Accounting Firm	15
Principal Accountant Fees and Services	15
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	16
Effect of Ratification	16
Availability of KPMG at the Meeting	16
Required Vote	16
EXECUTIVE COMPENSATION	17
Summary Compensation Table	17
Narrative Discussion of Named Executive Officers' Compensation	18
Outstanding Equity Awards At Fiscal Year-End	20
Director Compensation	22
Director Outstanding Awards at Fiscal Year-End	22
Equity Compensation Plans	23
Compliance with Section 16(a) of the Securities Exchange Act of 1934	24
Control	24
Review and Approval of Transactions with Related Persons	24
MISCELLANEOUS	25
Stockholder Proposals	25
Annual Report on Form 10-K	25
Cost to Solicit Proxies	25

Tii NETWORK TECHNOLOGIES, INC.
141 Rodeo Drive
Edgewood, New York 11717
____________________

PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on May 15, 2012
________________________

This Proxy Statement is to be mailed, beginning on or about April 18, 2012, to stockholders of Tii Network Technologies, Inc., a Delaware corporation, which we refer to in this proxy statement as “Tii,” “we,” “us,” “our,” or the “Company.”  This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors in the accompanying form for use at our 2012 Annual Meeting of Stockholders and at any adjournments or postponements thereof.  We refer to proxies in the accompanying form as “proxies” and to that meeting, as it may be adjourned or postponed, as the “meeting.”

ABOUT THE MEETING

Where and when is the meeting to be held?

The meeting will be held on Tuesday, May 15, 2012 at 10:00 a.m., New York time, at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York.

What are the matters to be voted upon at the meeting?

Stockholders will consider:

•	the election of two Class III directors;

•
the ratification of our Audit Committee’s selection of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2012 (we refer to KPMG LLP as “KPMG”); and

•	any other business as may properly come before the meeting.

Who will be entitled to vote at the meeting?

Stockholders who own shares of our common stock of record as of the close of business on April 6, 2012 are entitled to notice of, and to vote at, the meeting.  We refer to that time and date as the “record date.”

How many shares will be entitled to vote and how many votes will I have?

On the record date, there were outstanding 15,052,115 shares of our common stock.  Each outstanding share of common stock at the close of business on the record date is entitled to one vote on all matters to be voted on at the meeting.

Are proxy materials for the meeting available on-line?

Yes.  This proxy statement and our 2011 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for our fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission, are available to view or download at www.edocumentview.com/TIII.  If you are a registered owner of our common stock, you can also view or download these materials when you vote online at www.envisionreports.com/TIII.

How can I vote if I am the record owner of common stock?

Stockholders in whose name shares are registered as of the record date may vote:

•	In Person: For directions to attend the meeting in person, see the Admission Ticket included with the enclosed proxy card. You may also call the Sheraton Long Island Hotel at (631) 231-1100.

•	Mail: Fill in, date and sign the enclosed proxy card and mail it promptly in the enclosed postage paid envelope, which requires no postage if mailed in the United States.

•	Internet: Go to http://www.envisionreports.com/TIII and follow the on-screen instructions.

•	Telephone: Call 1-800-652-VOTE (8683) and follow the instructions provided.

To vote online or by telephone, you will be asked to provide certain information located on your accompanying proxy card.  You may enter your voting instructions by the Internet or telephone up until 1:00 a.m. Central Time on May 15, 2012.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card (and, if you vote online or by telephone be sure to vote each proxy card separately) to ensure that all of your shares are voted.

If my shares are owned of record by a fiduciary, how can I vote and what if I wish to vote personally at the meeting?

If your shares are held in “street name” by an institution (that is, held by, and registered in the name of, a bank, broker or other nominee), then that institution is the record owner of those shares and entitled to vote them.  If you are the beneficial owner of shares held in street name on the record date, you should receive instructions from, or on behalf of, that institution describing the procedures for you to advise the institution how to vote those shares.

A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the Internet or telephone.  If your shares are held in an account at one of these banks or brokerage firms, you may direct the voting of those shares by the Internet or telephone by following the instructions on the institution’s voting form.

Directing your vote in this manner will not affect your right to vote in person if you decide to attend the meeting.  However, if your shares are held in street name and you wish to vote at the meeting, you will need to obtain a separate proxy form from the institution that holds your shares affording you the right to vote those shares.  Obtaining a proxy will automatically cancel any voting directions you have previously given by the Internet or by telephone with respect to your shares.

What happens if my shares are held in “street name” and I do not give my fiduciary instructions as to how to vote my shares?

With respect to the selection of independent registered public accounting firms and certain other matters considered to be “routine” matters, brokers that are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds in street name if the broker has received no voting direction from the beneficial owner at least 10 days before the meeting.  Therefore, if they do not timely receive instructions as to how to vote shares held in street name, brokers are expected to exercise their discretion with respect to the vote on ratification of our Audit Committee’s selection of KPMG as our independent registered public accounting firm (Proposal 2).  The other matter proposed for consideration at the meeting, the election of directors, is not considered “routine.”  As a result, if shares are held in street name by a member of the New York Stock Exchange and the beneficial owner does not timely instruct the broker with respect to how to vote those shares with respect to the election of directors (Proposal 1), the shares for which voting instructions are not timely received will not be voted with respect to the election of directors.  If a broker, nominee or other fiduciary holding shares in street name votes some, but not all, of the shares held by it as record owner for one or more beneficial owners of shares on one or more matters, the shares not voted by it on a matter are called “broker non-votes” as to that matter.

What vote is required to approve each proposal?

The matters proposed to be considered will require:

•
a plurality of the vote (that is, the two persons receiving the highest number of votes cast) of shares present in person or represented by proxy at the meeting and entitled to vote thereon is required for the election of Class III directors (Proposal 1); and

•
the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to ratify the selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2012 (Proposal 2).

How are the proxies which “withhold authority” for the election of directors, are “broker non-votes” or which “abstain” counted in determining the outcome of a vote?

Shares represented by proxies that are marked “withhold authority” for the election of directors and broker non-votes will not be counted as a vote cast for the applicable nominee (Proposal 1).

Abstentions will have the effect of a negative vote, while broker non-votes will have no effect, on the outcome of the vote on the proposal to ratify the selection of independent public accountants (Proposal 2), as well as any other matter that may come before the meeting that requires the approval by a majority of shares present in person or represented by proxy and entitled to vote on the matter.

Abstentions and broker non-votes will have the effect of a negative vote on any matter which may come before the meeting that requires the affirmative vote of a majority of all outstanding shares of our common stock.

How will a proposal or other matter that was not included in this proxy statement be voted upon by the proxy holders named in the proxy card if it comes up at the meeting?

The Board of Directors does not intend to bring before the meeting any matter other than the two specific proposals set forth in the Notice of Meeting accompanying this proxy statement, and has not received notice of, and is not aware of, any other matter that is to be presented by stockholders for action at the meeting.  If, however, any other matters or motions come before the meeting, it is the intention of the proxy holders to vote the proxy in accordance with their judgment on those other matters or motions, including any matters dealing with the conduct of the meeting.

What constitutes a quorum in order to conduct the meeting?

In order to transact business at the meeting a quorum must be present.  The presence, in person or by proxy, of a majority of our outstanding shares of common stock on the record date will constitute a quorum for the transaction of business at the meeting.  Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting for determining the presence of a quorum.

If I vote by proxy, how will my shares be voted?

Proxies properly and timely received will be voted at the meeting in accordance with your instructions.  With respect to the election of directors, you may vote for either or both of the nominees, or withhold your vote for either or both of the nominees.  You may vote for, against or abstain from voting with respect to the proposal to ratify the selection of our independent registered public accounting firm.

What happens if I return the proxy card without marking a vote?

If your proxy does not provide instructions, the shares represented by your proxy will be voted:

•	FOR the nominees proposed in this proxy statement; and

•	FOR ratification of the selection of KPMG to serve as our independent registered public accounting firm for the year ending December 31, 2012.

How can I change or revoke my vote after I submit my proxy?

Any proxy given by a registered stockholder may be revoked by the person giving it at any time prior to the exercise of the powers conferred in the proxy by:

•	delivering a written notice revoking the proxy to our Secretary, Stacey L. Moran, at 141 Rodeo Drive, Edgewood, New York 11717 or at the meeting;

•	delivering a duly executed proxy bearing a later date to our Secretary at the address set forth above or at the meeting;

•	entering a new vote over the Internet or by telephone until 1:00 a.m. Central Time on May 15, 2012, as discussed above under “How can I vote if I am the record owner of common stock;” or

•	voting in person at the meeting.

If your shares are held in “street name” by a bank, broker or other institution, you should check with that institution as to how to change your vote.

--

SECURITY HOLDINGS OF CERTAIN
STOCKHOLDERS, MANAGEMENT AND NOMINEES

The following table sets forth information as of (except as noted in the footnotes) April 6, 2012, the record date, with respect to the beneficial ownership of our common stock by:

•
each person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each director and nominee to serve as a director;

•	each executive officer named in the Summary Compensation Table under the caption “Executive Compensation,” below; and

•	all current executive officers and directors as a group:

Beneficial Owner (1)	Shares Owned (2)		Percent of Class (3)
Bradley Louis Radoff 1177 West Loop South Suite 1625 Houston, TX 07027	950,000	(4)	6.3%

Kenneth A. Paladino 23 Mowbray Avenue Bay Shore, NY 11706	919,000	(5)	5.9%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	812,521	(6)	5.4%

Mark T. Bradshaw	250,430	(7)	1.6%

Lawrence M. Fodrowski	274,430	(8)	1.8%

Charles H. House	339,070	(9)	2.2%

Brian J. Kelley	321,369	(10)	2.1%

David E. Foley	367,563	(11)	2.4%

Stacey L. Moran	70,000	(12)	*

All executive officers and directors as a group (6 persons, including the foregoing)	1,622,862	(13)	10.2%
______________________
(1)	We understand that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to that owner.

(2)	Includes shares subject to stock options but only to the extent exercisable on or within 60 days after the record date.

(3)
Asterisk indicates that the percentage is less than one percent.  Percent of Class assumes the issuance of common stock issuable upon the exercise of stock options (to the extent exercisable on or within 60 days after the record date) held by the person but (except for the calculation of beneficial ownership by all executive officers and directors as a group) by no other person or entity.

(4)	Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 12, 2012.

(5)	Includes 569,000 shares subject to options held under an employee stock option plan. See “Executive Compensation – Employment Agreement and Agreement and Mutual Release with Kenneth A. Paladino.”

(6)	Basely solely on information contained in a Schedule 13G filed with the Securities and exchange Commission on February 9, 2012, reflecting information as at December 31, 2011.

(7)
Includes 20,000 shares of restricted stock issued pursuant to our 2008 Equity Compensation Plan, as to which shares Mr. Bradshaw has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service prior to vesting and 202,500 shares subject to options held under our non-employee director stock option plans.

(8)
Includes 20,000 shares of restricted stock issued pursuant to our 2008 Equity Compensation Plan, as to which shares Mr. Fodrowski has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service prior to vesting and 201,500 shares subject to options held under our non-employee director stock option plans.

(9)
Includes 176,570 shares owned jointly with his wife, as to which shares Mr. House and his wife have shared voting and dispositive power, 20,000 shares of restricted stock issued pursuant to our 2008 Equity Compensation Plan, as to which shares Mr. House has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service prior to vesting and 142,500 shares subject to options held under a non-employee director stock option plan.

(10)
Includes 220,000 shares of restricted stock issued pursuant to our 2008 Equity Compensation Plan, as to which shares Mr. Kelley has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service prior to vesting and 89,000 shares subject to options held under a non-employee director stock option plan.

(11)
Includes 70,000 shares of restricted stock issued pursuant to our 2008 Equity Compensation Plan, as to which Mr. Foley has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service prior to vesting and 230,000 shares subject to options held under an employee stock option plan.

(12)
Restricted stock issued pursuant to our 2008 Equity Compensation Plan, as to which Ms. Moran has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service prior to vesting.

(13)
Includes 420,000 shares of restricted stock, as to which executive officers and directors have the right to vote but do not have present dispositive power as those shares are subject to forfeiture in the event, with certain exceptions, of their cessation of service prior to vesting, and 865,500 shares subject to options held by executive officers and directors under stock option plans.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation and By-Laws provide that our Board of Directors (which we refer to as “our Board” or “the Board”) shall consist of a minimum of five and a maximum of nine directors, as determined by the Board, with the Board to be divided into three classes, designated Class I, Class II and Class III.  Our entire Board presently consists of five directors, with two Class I, one Class II and two Class III directors.  Each incumbent director was previously elected by our stockholders except Stacey L. Moran, who is standing for election at the meeting.

The term of office of Class III directors continues until the meeting, the term of office of Class I directors continues until the 2013 Annual Meeting of our stockholders and the term of office of our Class II director continues until the 2014 Annual Meeting of our stockholders, and, in each case, until their respective successors are elected and qualified.  At each annual meeting, directors are chosen to succeed those in the class whose term expires at that meeting to serve until the third annual meeting following the election of the class and until their successors are elected and qualified.

The Nominating Committee of our Board of Directors has recommended to our Board, and our Board has selected, Lawrence M. Fodrowski and Stacey L. Moran as its nominees for election at the meeting as Class III directors to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are elected and qualified.  Mr. Fodrowski is a non-employee director and independent under the NASDAQ Marketplace Rules.  Ms. Moran is our Vice President – Finance, Chief Financial Officer, Secretary and Treasurer.  Unless otherwise directed, the proxy holders intend to cast all votes pursuant to proxies received for the election of Mr. Fodrowski and Ms. Moran to serve as Class III directors.  We refer to Mr. Fodrowski and Ms. Moran as the “nominees.”

In the event that either Mr. Fodrowski or Ms. Moran should become unavailable or unable to serve for any reason, the holders of proxies have discretionary authority to vote for alternate nominees who will be designated by the Board of Directors.  We believe that both Mr. Fodrowski and Ms. Moran are available to serve as directors.

Background of Nominees for Class III Director

Lawrence M. Fodrowski, 63, has been a director since October 2001.  Since May 2004, Mr. Fodrowski has served as Vice President – Finance and Administration and Chief Financial Officer of Hylan Group, Inc., a fiber optic, cable and data communications installer and electrical contractor.  Mr. Fodrowski holds a Bachelor of Science degree in Accounting from Fordham University and is a Certified Public Accountant in New York.  Mr. Fodrowski brings to the Board an expertise in accounting gained through his education, over five years of experience at the public accounting firm of Peat Marwick, Mitchell & Co. LLP (predecessor to KPMG LLP) and his service as Chief Financial Officer of three companies, including a communications company equipment manufacturer, which were the primary factors that led our Board to conclude that Mr. Fodrowski should serve as a Board member.

Stacey L. Moran, 44, was elected Vice President – Finance, Chief Financial Officer, Secretary and Treasurer of the Company effective with joining us on September 16, 2011.  Ms. Moran was appointed to our Board in April 2012.  Prior to joining us, Ms. Moran served as Executive Vice President and Chief Financial Officer from March 2009 until June 2011, Vice President and Controller from May 2006 until March 2009 and Assistant Vice President and Tax Manager from May 1998 until May 2006 of Suffolk Bancorp, a publicly-held commercial bank holding company and its banking subsidiary, Suffolk County National Bank. From December 1995 until May 1998, Ms. Moran was Corporate Controller of Excel Technology, Inc., a manufacturer of laser systems and electro-optical components.  Prior thereto, Ms. Moran was employed by KPMG from September 1989 until December 1995, last serving as an Audit Manager.  Ms. Moran holds a Bachelor of Science degree in accounting from Long Island University and is a Certified Public Accountant.  Our Board’s conclusion that Ms. Moran should serve on our Board was based on her experience and her knowledge and understanding of our finances and operations that she has developed since becoming our Chief Financial Officer.

Background of Directors Whose Terms of Office Continue After the Meeting

Class I Directors

Mark T. Bradshaw, Ph.D., 45, has been a member of our Board since 2003.  Since July 2009, Dr. Bradshaw has been an Associate Professor of Accounting at Boston College.  From July 2008 until June 2009, Dr. Bradshaw was Visiting Associate Professor of Business Administration at the University of Chicago Booth School of Business.  From 2005 until June 2008, Dr. Bradshaw was Associate Professor of Business Administration at Harvard Business School after having been an Assistant Professor from July 2000.  Dr. Bradshaw’s academic curriculum emphasizes business strategy, financial analysis, accounting analysis, forecasting and valuation, and he has performed extensive research focusing on financial reporting.  Dr. Bradshaw holds a Bachelor of Business Administration degree and a Masters in Accounting degree from the University of Georgia and a Doctorate Degree from the University of Michigan Business School.  Dr. Bradshaw is a Certified Public Accountant.  Prior to his service in the academic field, Dr. Bradshaw had six years of experience in public accounting at Arthur Andersen & Co., where he performed and supervised audits of small and large, private and public companies.  Dr. Bradshaw has served on the Financial Accounting Standards Committee of the American Accounting Association, which responds to discussion papers, exposure drafts and other proposals by the FASB, IASB and SEC.  Our Board’s conclusion that Dr. Bradshaw should serve on our Board included his expertise in business strategy and accounting.

Mr. Kelley, 60, was elected President and Chief Executive Officer in January 2012 after serving as Interim President and Chief Executive Officer since October 24, 2011.  Mr. Kelley was elected to our Board in April 2008 and has served as Chairman of the Company’s Board since May 2010.  Mr. Kelley served as a Director of OEM Capital Corp., a technology focused investment banking firm, from November 2010 until January 2012.  From December 2006 until he joined OEM Capital Corp., Mr. Kelley was President of TAMCO Technology, a business development company focused on telecommunications asset management and financing solutions.  From January 1994 until August 2006, Mr. Kelley served as President and Chief Executive Officer of Cognitronics Corporation, a company that designed and marketed voice processing systems to the telecommunications industry. From 1986 until 1994, Mr. Kelley served in senior management positions with TIE Communications, Inc., a company engaged in the engineering, distribution and sale, of telecommunications products, services and software.  Mr. Kelley holds a Bachelor of Arts degree in Economics from the University of New Hampshire and a Masters in Business Administration degree from the University of Connecticut.  His over thirty years of leadership and management experience in telecommunications, the field in which we operate, were the primary factors that led our Board to conclude that Mr. Kelley should serve as a director.

Class II Director

Charles H. House, 71, has served as a member of our Board since 2003 and as non-executive Chairman of our Board from September 2005 until May 2010.  Since July 2011, Mr. House has been Chancellor of Cogswell College.  From November 2006 until July 2011, Mr. House served as Executive Director of the MediaX Industry Affiliates program, as well as Senior Research Scholar, at Stanford University.  From March 2003 until October 2006, when he retired from Intel Corporation, a semiconductor chip maker, Mr. House served as Director of the Research Collaboratory at Intel.  He also served as Director of Societal Impact of Technology at Intel from July 1999 until October 2006.  Prior to his service with Intel, Mr. House served as Executive Vice President of Core Systems Development of Dialogic Corp., a manufacturer of hardware and software enabling technologies for computer telephony systems, from February 1998 until Dialogic  was acquired by Intel in July 1999 and Vice President and General Manager of Dialogic’s wholly-owned subsidiary, Spectron Microsystems, Inc., which developed software for digital signal processing operating systems) from December 1995 until Spectron was sold to Texas Instruments Incorporated in February 1998.   Mr. House has been a director of Calibrus, Inc. since 2004.  Mr. House holds a Bachelor of Science degree in Solid-State Physics from California Institute of Technology, a Masters in Sciences degree in Electronics Engineering from Stanford University, a Masters in Arts degree in the History of Science and Technology from the University of Colorado and a Masters in Business Administration degree in Strategic Studies from the University of California at San Diego.

Our Board’s conclusion that Mr. House should serve on our Board was based primarily on his extensive engineering and technology background and research and development leadership at project and program levels that enables us to consult with him on project strategies, product evaluation and new product development matters, which we consider critical to our future growth, his executive business experience and his prior service as our non-executive Chairman which has provided him with additional insight into our products, product development and overall business.

Directors’ Independence

Our common stock is listed for trading on the Capital Market of the NASDAQ Stock Market.  The Marketplace Rules of NASDAQ require that, in order to maintain our listing, among other things, a majority of our Board, and all members of each of our Audit, Compensation and Nominating Committees, subject to certain potential exceptions, be “independent directors,” as defined under those rules.  Our Board of Directors has determined that Mark T. Bradshaw, Lawrence M. Fodrowski and Charles H. House, constituting three of the five members of our Board of Directors, are “independent directors,” as defined under NASDAQ’s Marketplace Rules.  In reaching its conclusion, our Board determined that these individuals do not have a relationship with our organization that, in the Board’s opinion, would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and do not have any of the specific relationships set forth in NASDAQ’s Marketplace Rules that would disqualify any of them from being considered independent directors.

Meetings of the Board of Directors

During the year ended December 31, 2011, our Board of Directors held four meetings and the independent members of the Board held two additional meetings and had several informal conference telephone calls.  Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of all committees of the Board on which that director served that were held during the year.

Attendance at Stockholders Meetings

It is our policy that, absent extenuating circumstances, all members of the Board attend annual meetings of stockholders.  All members of our Board, except James R. Grover, Jr. and Brian J. Kelley, attended our 2011 Annual Meeting of Stockholders.

Board Leadership Structure

Prior to October 24, 2011, when Brian J. Kelley became our interim President and Chief Executive Officer, Mr. Kelley served as non-executive Chairman of our Board, and our leadership structure consisted of a Chief Executive Officer and a separate non-executive Chairman of our Board.  When Mr. Kelley became interim and, subsequently, President and Chief Executive Officer, Charles House became the Board’s lead director and assumed most of the duties previously performed by Mr. Kelley as the non-executive Chairman.  As lead director, Mr. House, consults with Mr. Kelley regarding agenda items for Board meetings; coordinates with Mr. Kelley the information provided to Board members; chairs executive sessions of the Board’s independent directors; acts as a liaison between our independent directors and our Chief Executive Officer with respect to certain issues considered at executive sessions of the independent directors; and performs such other duties as the Board deems appropriate.  Mr. Kelley, as our President and Chief Executive Officer is responsible for the day to day leadership of Tii and its performance.

From time to time, the independent directors meet in executive session without the participation of Mr. Kelley and Ms. Moran, who are directors and executive officers and, therefore, are not independent.  Following an executive session of independent directors, the lead director and, at times, one or more of the attending directors, provide specific feedback on issues to our Chief Executive Officer.

The Board believes that utilizing a lead director or non-executive Chairman structure, combined with executive sessions of the independent directors, is effective and facilitates its oversight role.  At this time, the Board has not determined whether to appoint a non-executive Chairman or continue to utilize a lead director.  Although the Company believes its leadership structure is appropriate in the current circumstances, this structure is reviewed from time-to-time.

Board Role in Risk Oversight

The Board is involved in the oversight of risks that could affect the Company.  This oversight is conducted at the Board level and through committees of the Board, particularly by the Audit Committee of the Board, which oversees our systems of internal control over financial reporting, accounting and legal compliance, and by the Board’s Compensation Committee, which reviews compensation arrangements to ensure that they do not encourage unnecessary or excessive risk taking.  The Chairperson of each Committee reports to the Board on the activities of the respective Committee, including areas of risk.  While the Board and its Committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management.  We believe this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces.

Committees of the Board

Our Board of Directors has Audit, Compensation and Nominating Committees, the present members of each which are Mark T. Bradshaw, Lawrence M. Fodrowski and Charles H. House, our three independent directors.  Mr. Fodrowski serves as Chairman of the Audit Committee, Mr. Bradshaw serves as Chairman of the Compensation Committee and Mr. House serves as Chairman of the Nominating Committee.

Committee Charters

The specific functions and responsibilities of each committee are set forth in its written charter adopted by the Board of Directors.  Each Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval.  A copy of each committee’s charter is available on our website at www.tiinetworktechnologies.com by clicking on “Investor Relations” and then clicking on the applicable charter.

Audit Committee

Each member of the Audit Committee meets the requirements for eligibility for audit committee membership under NASDAQ’s Marketplace Rules, including the independence requirements of Rule 10A-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  The Board of Directors has determined that Mr. Fodrowski is an audit committee financial expert, within the meaning of the rules and regulations of the Securities and Exchange Commission.

The functions of the Audit Committee include, in general:

•
overseeing both accounting and financial processes, the audits of our financial statements, our systems of internal control over financial reporting, accounting and legal compliance, the ethics standards that management and the Board has established, and our auditing, accounting and financial reporting processes generally;

•	the appointment, compensation, retention and oversight of our independent registered public accounting firm; and

•	pre-approving all audit and permissible non-audit services to be provided by our independent registered public accounting firm.

A report of the Audit Committee appears under the caption “Audit Committee Report,” below.  The Audit Committee met on four occasions during the year ended December 31, 2011.

Compensation Committee

The Compensation Committee is authorized, among other things, to:

•	determine salaries, bonuses and other compensation arrangements with respect to our executive officers;

•	grant and administer equity compensation awards under our present and future employee equity compensation plans; and

•	examine and make recommendations to the full Board of Directors with respect to employee benefit plans and arrangements for us and our subsidiaries.

The Compensation Committee met on four occasions during the year ended December 31, 2011.  The agenda for meetings of the Compensation Committee is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer, and, prior to October 24, 2011, our non-executive Chairman and, since then, our lead director. In accordance with its charter, the Compensation Committee reviews and approves all aspects of the direct and indirect compensation paid to our executive officers and members of our Board of Directors. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation.  The charter of the Compensation Committee grants the Committee the ability to retain and work with outside consultants and other advisors when necessary in the performance of its duties.  In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.  In September 2010, our management retained the services of Comp-unications to provide our then Chief Executive Officer with information concerning prevailing compensation at comparable companies for chief executive officers, chief financial officers and persons occupying comparable positions to our Vice Presidents.  Comp-unications provided an analysis using published surveys and proxy statements.  The analysis was used by our then Chief Executive Officer for his recommendations to the Compensation Committee as to compensation for our then Chief Financial Officer and Vice Presidents and was provided to the Compensation Committee for its consideration for determining the compensation of all executive officers, including our then Chief Executive Officer. In November 2010, the Compensation Committee (which considered the recommendations by our then Chief Executive Officer as to amounts for employees other than for him), determined to increase, by an average of approximately 3.1%, the annual base compensation of our executive officers and to award bonuses for 2010 and restricted stock to those persons, as well as to certain other employees.  The annual base salaries established in November 2010 for our executive officers continued throughout 2011.  The compensation of Stacey L. Moran, who joined us in September 2011 as our Vice President – Finance and Chief Financial Officer, was negotiated by our then Chief Executive Officer and reviewed and approved by the Compensation Committee prior to Ms. Moran joining us.  The consulting compensation paid to Brian J. Kelley for the period beginning with his becoming our Interim President and Chief Executive Officer was determined by our Compensation Committee and was consistent with the annual base salary paid to our prior President and Chief Executive Officer.  In 2012, our Compensation Committee negotiated and approved an Employment Agreement with Mr. Kelley following his becoming our President and Chief Executive Officer.  See “Executive Compensation—Narrative Discussion of Named Executive Officers’ Compensation.” The bonuses awarded for fiscal 2011 to executive officers were determined by the Compensation Committee in consultation with, except with respect to the bonus paid to him, our Chief Executive Officer.

Nominating Committee

The Nominating Committee is responsible for:

•
identifying qualified Board candidates and recommending their nomination for election to the Board, including recommending a slate of nominees for election to the Board at each annual meeting of stockholders; and

•	reviewing executive succession planning, including recommending procedures that will assure an orderly Chief Executive Officer transition when the need arises.

The Nominating Committee met on one occasion during the year ended December 31, 2011 as part of a meeting of the entire Board.

Director Nomination Process

Our Nominating Committee, consisting exclusively of independent directors under NASDAQ’s Marketplace Rules, recommends to the full Board nominees to serve as directors.

The Nominating Committee will consider nominees to serve on our Board that are recommended by stockholders, as well as by directors, officers and others.  While the Nominating Committee makes recommendations for director nominations, final approval rests with the full Board.  Although it may do so in the future, the Nominating Committee has not in the past retained or paid any third party to assist in identifying and evaluating nominees.

The Nominating Committee has not established specific minimum qualifications, or specific qualities or skills, for prospective nominees.  The Nominating Committee will consider, among other things, a potential nominee’s financial and business experience, educational background, diversity, understanding of our business and industry, skills that would complement rather than duplicate skills of existing Board members, demonstrated ability in his or her professional field, integrity and reputation, willingness to work productively with members of the Board and represent the interests of stockholders as a whole, and time availability to perform the duties of a director, as well as the then current size and composition of the Board.  Although we do not have a formal diversity policy, when considering a prospective nominee, the Nominating Committee will take into account diversity of skills, experience and other qualities that can contribute to the success of Tii.  No weight is assigned to any of the factors and the Nominating Committee may change its emphasis on certain of these factors from time to time in light of our needs at the time.  The Nominating Committee will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board and, in addition, in the case of incumbent directors, the director’s past attendance at, and participation in, Board meetings and his or her overall contributions to the Board.  Evaluations of candidates involve a review of background material supporting the criteria described above, internal discussions within the Nominating Committee and interviews with a candidate, as appropriate.  Upon selection of a qualified candidate, the Nominating Committee recommends a candidate for consideration by the full Board.

A stockholder seeking to recommend a prospective nominee should submit the recommendation to the Nominating Committee of the Board of Directors, Tii Network Technologies, Inc., 141 Rodeo Drive, Edgewood, New York 11717, Attention:  Secretary, within the time frame described in the third sentence under the caption “Miscellaneous – Stockholder Proposals,” below.  The recommendation should include, in addition to the name and business or residence address of the nominee, the written consent of the person being recommended to being named as a nominee in our proxy statement relating to the stockholder vote on his or her election and to serving as a director if elected.  The recommendation must also include all information that would be required to be disclosed concerning the nominee in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, but not limited to, the information required by Items 103, 401, 403 and 404 of Regulation S-K of the Securities and Exchange Commission.  In addition, the stockholder recommending the proposed nominee must provide the recommending stockholder’s name, address and number of shares of our common stock owned by the recommending stockholder as they appear on our stockholder records and the length of time the shares have been owned by the recommending stockholder or, if held in “street name,” a written statement from the record holder of the shares confirming the information concerning the stock ownership of the recommending stockholder, and whether the recommendation is being made with or on behalf of one or more other stockholders and, if so, similar information with respect to each other stockholder with or on behalf of whom the recommendation is being made.

Stockholder Communications with Directors

Stockholders may communicate directly with our Board of Directors or one or more specific directors by sending a written communication to:  Board of Directors or the specific director, c/o Secretary, Tii Network Technologies, Inc., 141 Rodeo Drive, Edgewood, New York 11717.  Our Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) ordinary course of business customer service and satisfaction issues or (3) clearly unrelated to our business, industry, management, the Board, a Board committee or a Board member.  Our Secretary will make all communications not specifically addressed to any one director available to each member of the Board at the Board’s next regularly scheduled meeting.

Codes of Business Conduct and Ethics

We have adopted a Code of Business Ethics and Conduct that applies to all of our directors, officers and employees, which is supplemented by a Code of Ethics for Senior Financial Officers that additionally applies to our Chief Executive Officer and senior financial officers.  Copies of these codes are available on our website at www.tiinetworktechnologies.com by clicking on “Investor Relations” and then clicking on the applicable code.

Audit Committee Report

Management has the primary responsibility for our financial reporting process, including our financial statements, while the Audit Committee is responsible for overseeing our accounting, auditing and financial reporting practices, and our independent registered public accounting firm has the responsibility for auditing our annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report on those financial statements.  In fulfilling our oversight responsibility with respect to our financial statements for the year ended December 31, 2011, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2011 with management and KPMG, our independent registered public accounting firm;

•
Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence, and also discussed KPMG’s independence with KPMG (see “Ratification of the Selection of Independent Registered Public Accounting Firm,” below).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our audited financial statements for the year ended December 31, 2011 be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

Respectfully,

Lawrence M. Fodrowski, Chairperson
Mark T. Bradshaw
Charles H. House

Executive Officers

In addition to Brian J. Kelley and Stacey L. Moran, whose backgrounds are described above, our other current executive officer is David E. Foley, our Vice President – Technology and Development.  Mr. Foley, 48, joined us in November 2005 and has been Vice President – Technology and Development since February 2007.  Prior to joining us, Mr. Foley served as President and Chief Operating Officer of Antex Electronics Corporation, a company specializing in satellite equipment and custom high technology development, from October 2000 to November 2005 after serving as its Vice President of Engineering from December 1996.  Mr. Foley holds Bachelor of Science and Masters degrees in Electrical Engineering from Purdue University.

Officers hold office until their successors are chosen and qualified.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board.

Required Vote

A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors will elect directors.  The Board of Directors recommends that stockholders vote FOR Lawrence M. Fodrowski and Stacey L. Moran to serve as Class III directors to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

PROPOSAL 2:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of KPMG LLP has been appointed by the Audit Committee of our Board of Directors to continue to serve as our independent registered public accounting firm for the year ending December 31, 2012, subject to ratification at the meeting by our stockholders.  We refer to KPMG LLP as “KPMG.”  KPMG has served as our independent registered public accounting firm since July 2011 and from April 2002 until July 2008.

Change in Our Independent Registered Public Accounting Firm

On July 22, 2011, upon the recommendation of the Audit Committee of our Board of Directors, we engaged KPMG, as our independent registered public accounting firm and dismissed Marcum LLP as our principal accountants.  We refer to Marcum LLP as “Marcum.”

Marcum’s reports on our consolidated financial statements for the fiscal years ended December 31, 2009 and 2010 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended December 31, 2009 and 2010 and the subsequent interim period through July 22, 2011, there were no (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreement in its report or (ii) reportable events described in Item 304(a)(1)(v) of Regulation S-K.  On July 26, 2011, Marcum issued a letter addressed to the Securities and Exchange Commission agreeing with the statements made by us, insofar as they related to Marcum.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by KPMG for services rendered to us with respect to the fiscal year ended December 31, 2011 and by Marcum for services rendered to us with respect to the year ended December 31, 2010:

Fee Category	KPMG Fiscal 2011	Marcum Fiscal 2010
Audit Fees	$325,263	$233,710
Audit-Related Fees	1,586	-
Tax Fees	18,964	-

Audit fees related to the audit of our annual financial statements and reviews of quarterly financial statements included in our Quarterly Reports on Form 10-Q by KPMG and Marcum in 2011 and 2010, respectively.  The fees of KPMG for 2011 also included services in connection with our filing of a registration statement on Form S-8 with the Securities and Exchange Commission and a statutorily required United Kingdom audit of our United Kingdom subsidiary.  Audit-related fees were for KPMG’s assistance regarding XBRL preparation related to our United Kingdom subsidiary’s financial statements.  Tax fees related to advice provided to us by KPMG regarding international tax planning and compliance.  KPMG did not in 2011, and Marcum did not in 2010, perform any other services for us.  The Audit Committee considers, in consultation with our independent registered public accounting firm, whether the provision of the services rendered is compatible with maintaining the independence of the accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The policy of the Audit Committee of our Board of Directors is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year for services set forth in an engagement letter approved by the Audit Committee or its Chairperson and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  All of the services provided by KPMG and Marcum during the years ended December 31, 2011 and 2010 were pre-approved by the Audit Committee or its Chairperson.  If approved by the Chairperson, his decision was reported to the full Audit Committee at its next scheduled meeting.  Our independent registered public accounting firm and management are required to periodically report to the Audit Committee or its Chairperson regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval process and the fees for the services performed to the date of the report.  The Audit Committee or its Chairperson may also pre-approve particular services on a case-by-case basis.

Effect of Ratification

Our Board proposes that the stockholders ratify the Audit Committee’s selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2012.  If the resolution ratifying the selection of KPMG as our independent registered public accounting firm is adopted by stockholders, the Audit Committee nevertheless retains the discretion to select different auditors should it then deem it in our interests.  Any future selection need not be submitted to a vote of stockholders.

Availability of KPMG at the Meeting

KPMG has indicated to us that it intends to have a representative present at the meeting who will be available to respond to appropriate questions and will have the opportunity to make a statement if the representative so desires.

Required Vote

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required to ratify the selection of KPMG as our independent registered public accounting firm.  Our Board of Directors recommends a vote FOR Proposal 2.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2011 and 2010, information concerning the compensation of those who served as our Chief Executive Officer during 2011 and of our two most highly compensated executive officers (other than our Chief Executive Officers) who were serving at December 31, 2011.  We refer to these individuals as the “named executive officers.”  No other individual would have been one of our two most highly compensated executive officers with total compensation in excess of $100,000 but for the fact that the person was not serving at December 31, 2011.

Name and Principal Position		Salary	Bonus	Stock Awards (1)	All Other Compensation (2)	Total
	Year	($)	($)	($)	($)	($)
Brian J. Kelley	2011	57,692	15,000	-	-	72,692
Interim, President and Chief
Executive Officer (3)

Kenneth A. Paladino	2011	263,500	-	-	473,800 (4)	737,300
Former President and Chief Executive Officer (4)	2010	301,308	140,000	57,900	8,800	508,008

David E. Foley	2011	201,000	65,000	-	6,600	272,600
Vice President	2010	195,785	65,000	43,425	6,600	310,810

Stacey L. Moran	2011	51,154	12,500	101,000	242	164,896
Chief Financial Officer (5)

____________________
(1)	Represents the award date market value computed in accordance with Statement of Financial Accounting Standards (“SFAS”) ASC Topic 718, excluding the effects of estimated forfeitures.

(2)
All other compensation represents our matching contribution under our 401(k) deferred compensation plan and, in the case of Kenneth A. Paladino in 2011, the amount accrued with respect to his severance (see footnote 4, below).

(3)
Mr. Kelley served as our Interim President and Chief Executive Officer from October 24, 2011 until he became our President and Chief Executive Officer in January 2012, for which he received consulting fees that are reflected in the above table as “salary.”  Mr. Kelley has received no compensation for services as a director since October 24, 2011.  See “Employment Agreement with Brian J. Kelley,” below.

(4)
Mr. Paladino served as our President and Chief Executive Officer until October 24, 2011.  The “All Other Compensation” column includes (i) the amount accrued in 2011 for severance pay ($465,000), $155,000 of which is payable on May 1, 2012 and $310,000 of which is payable in 18 equal monthly installments commencing June 1, 2012; and (ii) our 2011 contribution ($8,800) for Mr. Paladino’s benefit under our 401(k) deferred compensation plan.  See “Employment Agreement and Agreement and Mutual Release with Kenneth A. Paladino,” below.

(5)	Ms. Moran joined us on September 16, 2011.

Narrative Discussion of Named Executive Officers’ Compensation

Employment Agreement with Brian J. Kelley

On March 16, 2012, we entered into an Employment Agreement, effective January 30, 2012, with Brian J. Kelley to serve as our President and Chief Executive Officer until January 15, 2015 and thereafter for three successive twelve month periods unless written notice is given by either party not to extend the term at least sixty days prior to the then effective expiration date.  The Employment Agreement provides for Mr. Kelley to receive base compensation at the rate of $310,000 per annum and a $15,000 bonus for his service in 2011. Mr. Kelley is eligible to participate in any Executive Bonus Program that we may adopt (none is presently in place).  Mr. Kelley is also eligible to participate in benefits offered to other executives and key management in accordance with the terms of the applicable plans.  Mr. Kelley’s base compensation and other benefits are subject to periodic increases at the discretion of the Board or the Compensation Committee of the Board.  Mr. Kelley will also be reimbursed for his reasonable business expenses and up to $2,500 of monthly commuting expenses.  We also agreed to pay up to $5,000 of Mr. Kelley’s legal fees in connection with the negotiation and preparation of the Employment Agreement and agreed to pay up to $10,000 of Mr. Kelley’s legal fees that may be incurred in connection with the termination of the Employment Agreement.

In the event of Mr. Kelley’s death or termination of his employment at our election by virtue of his Disability (as defined), Mr. Kelley and his beneficiaries or dependents will be entitled to receive (i) a continuation of his then base salary for 18 months, (ii) a pro rata portion of his performance bonus for the prior year provided that, in the event our financial results in the year of termination are not substantially similar to our financial results for the prior year, he will be entitled to receive such bonus, if any, as the Board shall determine, (iii) a continuation for 18 months of the benefits being provided at the time and (iv) an acceleration of vesting of all stock options held by him at the time, which will remain exercisable for one year from the date of termination of his employment but not later than the date the options would otherwise expire under the terms of the applicable stock option contract.

In the event of his Resignation for Good Reason (as defined), termination of his employment by us other than for Cause (as defined) or if we fail to renew the Employment Agreement at the end of its initial or any additional term, Mr. Kelley will be entitled to receive (i) severance for a period of 18 months at a rate equal to 1.5 times the sum of his then base salary plus his bonus for the prior year, (ii) a pro rata portion of his performance bonus for the prior year provided that, in the event our Company’s financial results in the year of termination are not substantially similar to our financial results for the prior year, he will be entitled to receive such bonus, if any, as the Board shall determine and (iii) an acceleration of vesting of all stock options held by him at the time, which will remain exercisable for one year from the date of termination of his employment but not later than the date the options would otherwise expire under the terms of the applicable stock option contract.

As contemplated in the Employment Agreement, the Compensation Committee of the Board awarded to Mr. Kelley restricted stock covering 200,000 shares of our common stock under our 2008 Equity Compensation Plan.  The restricted stock is to vest on March 27, 2015 provided Mr. Kelley remains employed by us on that date, subject to earlier vesting on a pro rata basis upon Mr. Kelley’s death, termination of employment by us without Cause or his Resignation For Good Reason, in each case at a rate equal to 1/36th of the number of shares subject to the award for each full month following March 28, 2012 that Mr. Kelley is employed by the Company.  The restricted stock award will fully vest upon Mr. Kelley’s resignation as a result of a Change in Control (as defined).

A “Change in Control” is, in general, the resignation by Mr. Kelley of his employment within three months of a sale of all or substantially all of our assets, a consolidation or our merger with any person as a result of which those who were our stockholders immediately prior to the consolidation or merger do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the consolidated or merged company’s then outstanding voting securities or certain transactions that result in those who were our directors immediately before the transaction ceasing to constitute a majority of the Board or any successor to us.

“Resignation for Good Reason” is, in general, the assignment to Mr. Kelley of duties that alter his overall authority, duties, responsibilities and status of his role as President and Chief Executive Officer, the relocation of our principal place of business by more than 40 miles from our present location or more than 40 miles from Mr. Kelley’s principal residence, a Change in Control, cessation of Mr. Kelley’s position as President and Chief Executive Officer except as a result of death, disability or Cause, a material breach by us of any provision of the Employment Agreement that is not cured within ten days after notice, our insolvency, or, with certain exceptions, our dissolution or liquidation.

Mr. Kelley has agreed, in the Employment Agreement, to maintain the confidentiality of confidential information pertaining to our business and, for 18 months following the termination of his employment for any reason not to, directly or indirectly, in general, engage in competitive activities, induce customers to cease doing business, or to reduce the level of business then being conducted, with us or otherwise interfere with our goodwill, or interfere with our relationship with our employees.

Employment Agreement and Agreement and Mutual Release with Kenneth A. Paladino

On April 3, 2008, we entered into an Employment Agreement and a Restricted Stock Agreement with Kenneth A. Paladino, our then President and Chief Executive Officer.  The Employment Agreement, as amended, provided for a term until December 31, 2009 and thereafter for three successive twelve month periods unless written notice was given by either party not to extend the term at least sixty days prior to the then effective expiration date.  The Employment Agreement provided for Mr. Paladino to receive base compensation at the rate of $300,000 per annum (which was increased in November 2010 to $310,000).  Mr. Paladino was also granted a restricted stock award covering 175,000 shares of our common stock under our 2008 Equity Compensation Plan, which was approved by our stockholders at our 2008 Annual Meeting of Stockholders, and entered into a Restricted Stock Contract with respect to the restricted stock award.  Mr. Paladino’s employment was terminated without cause on October 24, 2011 and he resigned as a director effective March 23, 2012.  The Employment Agreement provided, among other things, that in the event of termination of his employment by us other than for Cause (as defined) or if we failed to renew the Employment Agreement at the end of its initial or any additional term, Mr. Paladino was entitled to 18 months of severance pay, a pro rata portion of his bonus based on his most recent performance bonus provided that our financial results of the year of termination were substantially similar to our financial results in the period of his most recent performance bonus, a continuation for 18 months of the benefits being provided at the time and an acceleration of vesting of stock options held by him at the time, which will remain exercisable for one year from the date of termination of employment but not later than the date the options would otherwise expire under the terms of the applicable stock option.

The restricted stock award was to vest on April 2, 2013 if Mr. Paladino remained employed by us on that date, but was subject to earlier vesting on a pro rata basis upon the termination of Mr. Paladino’s employment by us without Cause at a rate equal to 1/60th of the number of shares subject to the award for each full month following the date of grant that Mr. Paladino was continuously employed by us or remained a director or consultant to us after April 3, 2008.

Under an Agreement and Mutual Release, dated March 16, 2012 between us and Mr. Paladino, Mr. Paladino is to receive severance aggregating $465,000 (the amount payable under his former Employment Agreement), $155,000 of which is payable on May 1, 2012 and $310,000 of which is payable in 18 equal monthly installments commencing June 1, 2012.  The Agreement also vested the remaining 32,084 unvested shares (rather than the pro rata portion thereof from applicable award dates to which he was entitled) of restricted common stock held by Mr. Paladino.  All options held by Mr. Paladino, to purchase an aggregate of 569,000 shares of our common stock, continue to be exercisable, as provided in his former Employment Agreement, until the earlier of the expiration of the stated term of the option or October 23, 2012, the end of the one year period following the date of his termination of employment.  All options held by Mr. Paladino remain fully vested. The Company also agreed to pay $10,000 of Mr. Paladino’s legal fees in connection with the negotiation and preparation of the Agreement.

Mr. Paladino has agreed to maintain the confidentiality of confidential information pertaining to our business and not to, directly or indirectly, in general, engage in competitive activities, induce customers to cease doing business, or to reduce the level of business then being conducted, with us or otherwise interfere with the Company’s goodwill, or interfere with the Company’s relationship with our employees.  These provisions are similar to those contained in Mr. Paladino’s former Employment Agreement.  The Agreement also contains mutual releases.

      Termination Severance Agreements with Other Named Executive Officers.

We entered into Termination and Severance Agreements on February 7, 2007 with David E. Foley, our Vice President – Technology and Development, and on September 16, 2011, with Stacey L. Moran, our Vice President – Finance, Treasurer and Chief Financial Officer, Secretary and Treasurer.  The agreements, as amended, provide that, in the event we terminate the executive officer’s employment, other than for Cause, as defined, as a result of the executive officer’s death, or if the executive officer voluntarily terminates his or her employment for good reason (in general, an adverse change in responsibilities or conditions of employment or a reduction in compensation), the executive officer will be entitled to at least twelve months severance pay, the continuation, at our cost, of then existing group medical and other insurance for the executive officer and his or her family for the period severance payments are to be made or, if not permitted, COBRA premium payments for that period, the acceleration of vesting of all stock options held by the executive officer and an extension of the exercise period of the options to the fifteenth day of the third month following the date on which, or, if later, December 31 of the calendar year in which, the option would otherwise have expired.  In addition, the Restricted Stock Contracts of Mr. Foley and Ms. Moran provide that, notwithstanding the vesting provisions in the contract, their restricted stock will vest upon the first to occur of the occurrence of a Change in Control, as defined, his or her death or disability, the termination of his or her service without Cause, as defined, or by his or her Resignation for Good Reason, as defined.

Outstanding Equity Awards At Fiscal Year-End

The following table provides certain information concerning stock options and restricted stock awards (our only forms of equity awards) held by our named executive officers at December 31, 2011:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date (2)	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#) (3)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Brian J. Kelley (5)	22,000	2,000	(6)	1.830	04/02/18	20,000	(8)	29,400
	20,000	-		1.880	05/21/18
	20,000	-		0.950	05/15/19
	18,750	6,250	(7)	2.550	05/18/21

Kenneth A. Paladino	50,000	-		0.410	04/30/12	175,000	(9)	257,250
	80,000	-		0.305	08/29/12	13,334	(9)	19,600
	39,000	-		1.485	10/24/12	20,000	(9)	29,400
	150,000	-		1.500	10/24/12	20,000	(9)	29,400
	250,000	-		2.975	10/24/12

David Foley	100,000	-		2.970	11/20/15	8,333	(12)	12,250
	50,000	-		2.270	12/19/16	15,000	(13)	22,050
	20,000	5,000	(10)	1.715	11/11/17	15,000	(14)	22,050
	45,000	30,000	(11)	1.830	04/02/18

Stacey L. Moran						50,000	(15)	73,500
____________________
(footnotes on following page)

(1)	The exercise price of each option is 100% of the closing market price of our common stock on the date of grant of the option.

(2)
Each option has a ten year term subject to earlier termination in accordance with the terms of the option plan under which the option was granted in the event of the termination of the optionee’s employment with us.

(3)
Except as refected in footnote 8 with respect to Mr. Paladino, each restricted stock award that is not vested is subject to forfeiture in the event, with certain exceptions, of the termination of the executive’s employment prior to vesting.  See “Narrative Discussion of Named Executive Officers’ Compensation,” above.

(4)	Market value is the closing market price of our common stock on the NASDAQ Stock Market on December 31, 2011.

(5)
All options held by Mr. Kelley were granted under our 2003 Non-Employee Director Stock Option Plan, and the restricted stock held by Mr. Kelley was awarded under our 2008 Equity Compensation Plan, to Mr. Kelley as a director prior to Mr. Kelley becoming our President and Chief Executive Officer.

(6)	Vested on January 2, 2012.

(7)	Vests on May 15, 2012.

(8)	Vests on May 19, 2013, subject to potential forfeiture or accelerated vesting in certain circumstances.

(9)	See “Employment Agreement and Agreement and Mutual Release with Kenneth A. Paladino,” above, for information regarding the accelerated vesting of certain of these awards on March 23, 2012.

(10)	Vests on November 12, 2012, subject to potential accelerated vesting in certain circumstances.

(11)	Vests as to 15,000 shares on each of April 3, 2012 and 2013, subject to potential accelerated vesting in certain circumstances.

(12)	Vested on April 1, 2012.

(13)	Vests on December 14, 2012, subject to potential forfeiture or accelerated vesting in certain circumstances.

(14)	Vests as to 7,500 shares on each of November 15, 2012 and 2013, subject to potential forfeiture or accelerated vesting in certain circumstances.

(15)	Vests on April 1, 2015, subject to potential forfeiture or accelerated vesting in certain circumstances.

Director Compensation

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Mark T. Bradshaw	30,750	41,253	72,003
Lawrence M. Fodrowski	30,750	41,253	72,003
James R. Grover, Jr. (3)	3,750	-	3,750
Charles H. House	26,750	41,253	68,003
Brian J. Kelley (4)	30,250	41,253	71,503
______________________
(1)
Consists of (a) annual retainers at the rate of $20,000 per annum for each non-executive director (at the rate of $25,000 per annum in the case of Mr. Kelley for serving as non-executive Chairman of our Board and (b) fees for attending Board of Director and Board committee meetings. See the “Narrative Discussion of Director Compensation,” below.

(2)
Represents the award date market value of the 25,000 shares of stock options granted under our 2003 Non-Employee Director Stock Option Plan, computed in accordance with SFAS ASC Topic 718, excluding the effects of estimated forfeitures.  See the “Narrative Discussion of Director Compensation,” below.

(3)	Retired with our 2011 Annual Meeting of Stockholders held on May 18, 2011.

(4)
Mr. Kelley has received no compensation for serving as a director since October 24, 2011 when he became our interim President and Chief Executive Officer.  See “Summary Compensation Table,” above.  Accordingly, his annual retainer for serving as non-executive Chairman of our Board in 2011 was $18,750.

Director Outstanding Awards at Fiscal Year-End

As of December 31, 2011, our non-employee directors held stock awards and stock options covering the following number of shares:

	Outstanding
Name (1)	Stock Award Shares (2)	Stock Option Shares
Mark T. Bradshaw	20,000	202,500
Lawrence M. Fodrowski	20,000	201,500
Charles H. House	20,000	142,500

____________________
(1)
Stock awards and stock options held by Brian J. Kelley on  December 31, 2011 that were awarded to him while a non-employee director are included in the table under “Outstanding Equity Awards At Fiscal Year-End” for executive officers, above, since Mr. Kelley was an executive officer at December 31, 2011.

(2)
Represents shares of restricted stock that were awarded under our 2008 Equity Compensation Plan following our 2010 Annual Meeting of Stockholders, in lieu of options that would have otherwise been granted pursuant to the terms of our 2003 Non-Employee Director Stock Option Plan.  The restricted stock vests on May 19, 2013, subject to potential forfeiture or accelerated vesting in certain circumstances.

Narrative Discussion of Director Compensation.  On July 8, 2011, our Board of Directors revised the annual cash retainer paid to non-employee directors pursuant to our Annual Cash Fee Policy for Non-Employee Directors to $20,000 from $15,000 (other than for the Chairperson whose cash retainer remained at $25,000).  Non-employee directors also receive a fee of $1,000 for each meeting of the Board attended and $500 for each meeting of the applicable committee attended by a member of the Board’s Audit, Compensation, Nominating or Executive Committees (except that the Chairpersons of those committees receives a fee of $1,000, $2,000 in the case of the Chairman of the Executive Committee).  At present, we do not have an Executive Committee.  Under the revised policy, if a meeting is scheduled to be held in person and the director attends the meeting telephonically or by other communication, the director’s attendance fee is reduced to 50% of the fees the director would otherwise receive for attending the meeting in person.  Non-employee directors are reimbursed for their reasonable travel and other expenses incurred in attending Board and committee meetings.

Our 2003 Non-Employee Director Stock Option Plan provides that, at the time a person becomes a non-employee director, he or she is granted an initial option to purchase 24,000 shares of our common stock.  In addition, immediately following each annual meeting of stockholders at which directors are elected, each non-employee director in office immediately following the conclusion of the meeting (whether or not elected at the meeting) is granted an annual option to purchase 10,000 shares of common stock, as well as an option to purchase 5,000 shares for each standing committee of the Board on which the non-employee director will be serving and an option to purchase 10,000 shares for each committee that the non-employee director will be serving as Chairperson.  An individual who becomes a non-employee director for the first time at an annual meeting of stockholders is only granted an initial option and annual options with respect to committee memberships and chairpersonships as will pertain to that non-employee director.  An employee-director who ceases that relationship but remains a director is not entitled to an initial option.  Each option held by non-employee directors under the 2003 Plan is exercisable for a period of ten years following the date of grant (subject to earlier termination at specified times following a non-employee director’s cessation of service) at an exercise price equal to 100% of the closing market price of our common stock on the date of grant.  Initial options vest and become exercisable in twelve equal quarterly installments commencing one year after the date of grant.  Annual options generally vest and become exercisable in four equal quarterly installments commencing immediately upon grant.

Equity Compensation Plans

The following table sets forth certain information, as of December 31, 2011, with respect to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,937,200	(1)	$2.15	1,336,168	(2)

Equity compensation plans not approved by security holders	-		-	-

Total	1,937,200	(1)	$2.15	1,336,168	(2)
____________________
(1)
Includes 96,500, 1,112,700, 117,000 and 611,000 shares subject to options granted under our 1995 Stock Option Plan (which expired as to future grants in September 2005), 1998 Stock Option Plan (which expired as to future grants in April 2008), 1994 Non-Employee Director Stock Option Plan (which expired as to future grants in September 2004), and 2003 Non-

Employee Director Stock Option Plan, respectively.  No options were outstanding under our 2008 Equity Compensation Plan; however, 538,510 shares of restricted stock were outstanding, but subject to potential forfeiture under that plan.

(2)
Includes 320,000 shares available for grants to non-employee directors under the 2003 Non-Employee Director Stock Option Plan and 1,016,168 shares available for the grant of stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards to employees, directors and consultants under the 2008 Equity Compensation Plan.  Upon the expiration, cancellation or termination of unexercised options or the forfeiture of restricted stock awards or restricted stock unit awards, shares subject to those grants and awards under the particular plan will again be available for the grant of options or awards under the particular plan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to timely file initial statements and statements of changes of beneficial ownership of our common stock with the Securities and Exchange Commission and furnish copies of those statements to us.  Based solely on a review of the copies of the statements furnished to us to date, or written representations that no statements were required, we believe that all statements required to be filed by those persons with respect to the year ended December 31, 2011 were timely filed.

Control

We do not believe that any individual controls us by virtue of stock ownership.  However, by virtue of his position as our President, Chief Executive Officer and a director, Brian J. Kelley and our entire Board of Directors possess the power to direct or cause the direction of the management and policies of us and may be deemed to control us.

Review and Approval of Transactions with Related Persons

We have adopted a Related Party Transaction Policy pursuant to which, in general, our Audit Committee is charged with the responsibility of reviewing and approving all transactions with related persons, as defined in Securities and Exchange Commission regulations.

MISCELLANEOUS

Stockholder Proposals

From time to time stockholders may present proposals which may be a proper subject for inclusion in the proxy statement and form of proxy related to that meeting.  In order to be considered, such proposals must be submitted in writing on a timely basis.  Stockholder proposals intended to be included in our proxy statement and form of proxy relating to our 2013 Annual Meeting of Stockholders must be received by December 18, 2012.  Any such proposals, as well as any questions relating thereto, should be directed to our Secretary, 141 Rodeo Drive, Edgewood, New York 11717.  As to any proposal intended to be presented by a stockholder, without inclusion in the Board of Directors’ proxy statement and form of proxy for our 2013 Annual Meeting of Stockholders, the proxies named in the Board of Directors’ form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless we receive notice of the matter on or before March 3, 2013.  Any such notices should also be directed to our Secretary at the above address.  However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

Annual Report on Form 10-K

Our Annual Report to Stockholders for the year ended December 31, 2011 accompanies this proxy statement but is not incorporated in and is not to be deemed a part of this proxy statement.  A copy of our Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the Securities and Exchange Commission, is included in our Annual Report to Stockholders and is also available, without charge, to stockholders upon request.  Requests for a copy of that report should be addressed to our Secretary, 141 Rodeo Drive, Edgewood, New York 11717.

Cost to Solicit Proxies

We will bear the cost of preparation, printing and mailing of this proxy statement and the solicitation of proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from the beneficial owners.  Proxies may be solicited without extra compensation by certain of our officers, directors and regular employees by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interview.  We have retained Georgeson Inc., 199 Water Street, New York, New York 10038 to aid in the solicitation of proxies.  For its services, Georgeson Inc. will receive a fee of approximately $5,500, plus the reimbursement of expenses.

                By Order of the Board of Directors,

             Stacey L. Moran,
                      Secretary

April 18, 2012